Exhibit 99.1


     Transatlantic Holdings, Inc. Announces First Quarter Results


    NEW YORK--(BUSINESS WIRE)--April 26, 2007--Transatlantic Holdings, Inc. (NYSE: TRH) today reported that its net income for the first quarter of 2007 increased 5.2 percent to $107.2 million, or $1.61 per common share (diluted), compared to $102.0 million, or $1.54 per common share (diluted), in the first quarter of 2006. Net income for the first quarter of 2007 includes the after-tax impact of estimated catastrophe costs from European Windstorm Kyrill of $27 million. There were no other significant catastrophe loss events occurring in the first quarter of 2007 or 2006. (See discussion of the impact of pre-tax catastrophe costs below.)

    Commenting on the quarter, Robert F. Orlich, President and Chief Executive Officer, said, "Transatlantic reported solid first quarter results despite losses from Windstorm Kyrill. Annualized GAAP return on equity for the 2007 first quarter was 14.3 percent. Operating cash flows remained strong.

    "The premium increase year over year was, in part, indicative of a strong property market in the domestic segment that was prevalent through January 1, 2007. While generally, rates have drifted modestly downward in the early part of the year, we are seeing an ample amount of favorable opportunities throughout our global network of offices."

    Income before income taxes for the first quarter of 2007 amounted to $136.6 million compared to $127.8 million in the first quarter of 2006. These results include pre-tax realized net capital gains of $15.4 million and $5.7 million in the first quarter of 2007 and 2006, respectively. In addition, the first quarter of 2007 includes estimated pre-tax catastrophe costs from Windstorm Kyrill of $36 million. The computation of these estimated costs involves a significant amount of judgment and is based on information presently available.

    Net premiums written for the first quarter of 2007 amounted to $984.2 million compared to $914.4 million in the same 2006 quarter, an increase of 7.6 percent. International business represented 48 percent of net premiums written in the first quarter of 2007 versus 51 percent in the comparable 2006 period. (Refer to the table in the Consolidated Statistical Supplement presenting the effect of changes in foreign currency exchange rates on the increase in net premiums written between periods.)

    The combined ratio for the first quarter of 2007 was 97.7 versus
96.4 in the first quarter of 2006. The net impact of Windstorm Kyrill added 3.8 to the combined ratio for the first quarter of 2007. Net adverse development related to losses occurring in prior years increased the combined ratio in the first quarter of 2007 and 2006 by
1.9 and 3.9, respectively.

    Net loss and loss adjustment expense reserves increased $199.5 million during the first quarter of 2007, bringing the amount of such reserves to $6.41 billion at March 31, 2007. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the Consolidated Statistical Supplement for additional information.)

    TRH's loss and loss adjustment expense ratio represents net losses and loss adjustment expenses divided by net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses expressed as a percentage of net premiums written. The combined ratio represents the sum of the loss and loss adjustment expense ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities, as these are standard measures in the insurance and reinsurance industries. Annualized GAAP return on equity for the first quarter of 2007 represents the first quarter's net income multiplied by four expressed as a percentage of average stockholders' equity for the first three months of 2007.

    Net investment income increased 13.5 percent in the first quarter of 2007 to $116.2 million compared to $102.3 million reported in the first quarter of 2006. At March 31, 2007, investments and cash totaled $11.52 billion. (Refer to the analysis of net investment income in the Consolidated Statistical Supplement for additional information.)

    At March 31, 2007, TRH's consolidated assets and stockholders' equity were $14.41 billion and $3.05 billion, respectively. Book value per common share was $46.21.

    In the first quarter of 2007, the Board of Directors declared a quarterly cash dividend of $0.135 per common share to stockholders of record as of June 1, 2007, payable on June 15, 2007.

    Visit -- www.transre.com -- for additional information about TRH.



Caution concerning forward-looking statements:



    This press release contains forward-looking statements, including management's beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH's Annual Report on Form 10-K for the year ended December 31, 2006 as well as its future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, Columbus, Overland Park, San Francisco, Toronto, Miami (serving Latin America and the Caribbean), Panama, Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Stockholm, Warsaw, Johannesburg, Hong Kong, Shanghai, Tokyo and Sydney. Its subsidiaries, Transatlantic Reinsurance Company(R), Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis -- structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.




            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data

Statement of Operations Data:
                                       Three Months Ended
                                            March 31,
                                     -----------------------
                                         2007        2006     Change
                                     ----------- ----------- --------
                                      (in thousands, except
                                          per share data)
Revenues:
    Net premiums written             $  984,164  $  914,407     7.6 %
    Increase in net
        unearned premiums               (19,043)     (6,694)
                                     ----------- -----------
    Net premiums earned                 965,121     907,713     6.3
    Net investment income               116,157     102,321    13.5
    Realized net capital gains           15,397       5,709
                                     ----------- -----------
        Total revenues                1,096,675   1,015,743     8.0
                                     ----------- -----------

Expenses:
    Net losses and loss
        adjustment expenses             675,639     632,907
    Net commissions                     247,585     223,415
    Other underwriting expenses          25,173      20,846
    Increase in deferred
        acquisition costs                (4,356)     (3,136)
    Interest on senior notes             10,853      10,849
    Other, net                            5,166       3,060
                                     ----------- -----------
        Total expenses                  960,060     887,941
                                     ----------- -----------

Income before income taxes              136,615     127,802
Income taxes                             29,386      25,829
                                     ----------- -----------
Net income                           $  107,229  $  101,973     5.2
                                     =========== ===========

---------------------------------------------------------------------
Net income per common share:
    Basic                            $     1.62  $     1.55     5.0
    Diluted                                1.61        1.54     4.8

Cash dividends per common share           0.135       0.120    12.5

Weighted average common
    shares outstanding:
    Basic                                66,049      65,923
    Diluted                              66,455      66,255

---------------------------------------------------------------------
Ratios:
    Loss and loss adjustment expense       70.0 %      69.7 %
    Underwriting expense                   27.7        26.7
    Combined                               97.7        96.4





            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data
              As of March 31, 2007 and December 31, 2006

Balance Sheet Data:
                                                 2007         2006
                                             ------------ ------------
                                              (in thousands, except
                                                    share data)
                   ASSETS
Investments and cash:
  Fixed maturities:
    Held to maturity, at amortized cost
     (fair value: 2007-$1,286,407; 2006-
     $1,291,634)                             $ 1,253,017  $ 1,254,017
    Available for sale, at fair value
     (amortized cost: 2007-$7,109,063; 2006-
     $6,943,290) (pledged, at fair value:
     2007-$1,523,315; 2006-$1,577,864)         7,204,107    7,061,090
  Equities:
    Available for sale, at fair value:
       Common stocks (cost: 2007-$611,388;
        2006-$577,096) (pledged, at fair
        value: 2007-$50,917; 2006-$41,187)       651,265      624,405
       Nonredeemable preferred stocks (cost:
        2007-$224,038; 2006-$229,066)            234,435      236,846
    Trading, at fair value, principally
     common stocks (cost: 2007-$42,374;
     2006-$37,397) (pledged, at fair value:
     2007-$4,520)                                 43,236       38,232
  Other invested assets                          180,963      178,519
  Short-term investment of funds received
   under securities loan agreements            1,629,990    1,694,841
  Short-term investments, at cost
   (approximates fair value)                      53,017       42,882
  Cash and cash equivalents                      271,691      205,264
                                             ------------ ------------
       Total investments and cash             11,521,721   11,336,096
Accrued investment income                        130,609      129,759
Premium balances receivable, net                 744,053      708,579
Reinsurance recoverable on paid and unpaid
 losses and loss adjustment expenses           1,257,619    1,395,192
Deferred acquisition costs                       235,536      231,180
Prepaid reinsurance premiums                     105,305       68,647
Deferred income taxes                            320,567      310,967
Other assets                                      90,380       88,044
                                             ------------ ------------
       Total assets                          $14,405,790  $14,268,464
                                             ============ ============
    LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses   $ 7,489,066  $ 7,467,949
Unearned premiums                              1,198,256    1,144,022
Payable under securities loan agreements       1,629,990    1,694,841
5.75% senior notes due December 14, 2015:
  Affiliates                                     448,023      447,980
  Other                                          298,682      298,653
Other liabilities                                288,740      256,749
                                             ------------ ------------
       Total liabilities                      11,352,757   11,310,194
                                             ------------ ------------

Preferred Stock, $1.00 par value; shares
 authorized: 5,000,000; none issued                    -            -
Common Stock, $1.00 par value; shares
 authorized: 100,000,000; shares issued:
 2007-67,057,073; 2006-67,026,608                 67,057       67,027
Additional paid-in capital                       232,374      228,480
Accumulated other comprehensive income            35,151       42,626
Retained earnings                              2,740,370    2,642,056
Treasury Stock, at cost; 988,900 shares of
 common stock                                    (21,919)     (21,919)
                                             ------------ ------------
       Total stockholders' equity              3,053,033    2,958,270
                                             ------------ ------------
       Total liabilities and stockholders'
        equity                               $14,405,790  $14,268,464
                                             ============ ============





            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data


Condensed Cash Flow Data:
                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                    2007       2006
                                                 ---------- ----------
                                                    (in thousands)

Net cash provided by operating activities        $ 194,749  $ 195,804
                                                 ---------- ----------

Cash flows from investing activities:
    Proceeds of fixed maturities available for
     sale sold                                     398,827    114,649
    Proceeds of fixed maturities available for
     sale redeemed or matured                      117,713     74,801
    Proceeds of equities available for sale sold   277,193    112,098
    Purchase of fixed maturities available for
     sale                                         (668,001)  (407,832)
    Purchase of equities available for sale       (290,164)  (117,208)
    Net sale of other invested assets                2,004      2,519
    Net sale (purchase) of short-term investment
     of funds received under securities loan
     agreements                                     71,877   (112,730)
    Net purchase of short-term investments          (8,926)    (7,067)
    Change in other liabilities for securities
     in course of settlement                        71,415     16,923
    Other, net                                     (18,966)     4,217
                                                 ---------- ----------
        Net cash used in investing activities      (47,028)  (319,630)
                                                 ---------- ----------
Cash flows from financing activities:
    Net funds (disbursed) received under
     securities loan agreements                    (71,877)   112,730
    Dividends to stockholders                       (8,916)    (7,911)
    Proceeds from common stock issued                  265        891
    Other, net                                        (219)      (558)
                                                 ---------- ----------
        Net cash (used in) provided by financing
         activities                                (80,747)   105,152
                                                 ---------- ----------
Effect of exchange rate changes on cash and cash
 equivalents                                          (547)       951
                                                 ---------- ----------
        Change in cash and cash equivalents         66,427    (17,723)
Cash and cash equivalents, beginning of period     205,264    198,120
                                                 ---------- ----------
        Cash and cash equivalents, end of period $ 271,691  $ 180,397
                                                 ========== ==========





            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data


Comprehensive Income Data:
                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
                                                     (in thousands)

Net income                                         $107,229  $101,973
                                                   --------- ---------

Other comprehensive loss:
   Net unrealized depreciation of investments, net
    of tax:
      Net unrealized holding losses                 (12,403)  (60,532)
      Deferred income tax benefit on above            4,342    21,186
      Reclassification adjustment for gains
       included in net income                       (14,787)   (8,909)
      Deferred income tax charge on above             5,175     3,118
                                                   --------- ---------
                                                    (17,673)  (45,137)
                                                   --------- ---------

   Net unrealized currency translation gain (loss),
    net of tax:
      Net unrealized currency translation gain
       (loss)                                        15,689    (6,623)
      Deferred income tax (charge) benefit on above  (5,491)    2,318
                                                   --------- ---------
                                                     10,198    (4,305)
                                                   --------- ---------

        Other comprehensive loss                     (7,475)  (49,442)
                                                   --------- ---------

Comprehensive income                               $ 99,754  $ 52,531
                                                   ========= =========





            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement


Supplemental Premium Data:
                                               Three Months Ended
                                                    March 31,
                                            -------------------------
                                                2007         2006
                                            ------------  -----------
                                                 (in thousands)
Net premiums written by office:

    Domestic                                   $516,039     $446,374
                                            ------------  -----------

    International:

       Europe:
            London                              193,302      181,487
            Paris                                87,156       91,101
            Zurich                               81,637       80,931
                                            ------------  -----------
                                                362,095      353,519
                                            ------------  -----------

       Other:
            Toronto                              22,032       21,439
            Miami (Latin America and the
             Caribbean)                          54,188       63,224
            Hong Kong                            23,535       25,023
            Tokyo                                 6,275        4,828
                                            ------------  -----------
                                                106,030      114,514
                                            ------------  -----------

    Total international                         468,125      468,033
                                            ------------  -----------

Total net premiums written                     $984,164     $914,407
                                            ============  ===========





Net effect of changes in foreign
 currency exchange rates on the increase
 in net premiums written in 2007 as
 compared to 2006:
                                               Three
                                            Months Ended
                                             March 31,
                                            ------------
    Increase in original currency                   5.7 %
    Foreign exchange effect                         1.9
                                            ------------
    Increase as reported in U.S. dollars            7.6 %
                                            ============





            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement


Supplemental Premium Data (continued):

Other net premiums written data (estimated):

                                               Three Months Ended
                                                    March 31,
                                            -------------------------
                                                2007         2006
                                            ------------ ------------

    Treaty                                         96.5 %       95.9 %
    Facultative                                     3.5          4.1
                                            ------------ ------------
                                                  100.0 %      100.0 %
                                            ============ ============

    Property                                       29.6 %       27.5 %
    Casualty                                       70.4         72.5
                                            ------------ ------------
                                                  100.0 %      100.0 %
                                            ============ ============

Total gross premiums written (in thousands) $ 1,095,960  $ 1,046,862
                                            ============ ============

Source of gross premiums written:

    Affiliates                                     14.1 %       16.6 %
    Other                                          85.9         83.4
                                            ------------ ------------
                                                  100.0 %      100.0 %
                                            ============ ============


Supplemental Net Loss and Loss Adjustment
 Expense Reserve Data:

Changes in net loss and loss adjustment
 expense reserves:
                                               Three Months Ended
                                                    March 31,
                                            -------------------------
                                                2007         2006
                                            ------------ ------------
                                                  (in millions)
    Reserve for net unpaid losses and loss
     adjustment expenses at beginning of
     period                                 $   6,207.2  $   5,690.4
    Net losses and loss adjustment expenses
     incurred                                     675.6        632.9
    Net losses and loss adjustment expenses
     paid                                         468.1        610.5
    Foreign exchange effect                        (8.0)        24.6
                                            ------------ ------------
    Reserve for net unpaid losses and loss
     adjustment expenses at end of period   $   6,406.7  $   5,737.4
                                            ============ ============





            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement

Supplemental Investment Data:

Net investment income:
                                   Three Months Ended
                                        March 31,
                                 -----------------------
                                    2007        2006
                                 ---------- ------------
                                      (in millions)
    Fixed maturities             $    93.7  $      85.7
    Equities                          10.1          5.8
    Other invested assets
       (principally partnerships)      8.3          9.6
    Other                              6.5          4.0
                                 ---------- ------------
       Total investment income       118.6        105.1
    Investment expenses               (2.4)        (2.8)
                                 ---------- ------------
       Net investment income     $   116.2  $     102.3
                                 ========== ============


Investments by category:
                                                 March 31, 2007
                                            -------------------------
                                               Amount      Percent
                                            ------------ ------------
                                              (dollars in thousands)
    Fixed maturities:
       Held to maturity (at amortized
        cost):
           Domestic municipal               $ 1,253,017         10.9 %
                                            ------------ ------------

       Available for sale (at fair value):
           Corporate                          1,826,455         15.8
           U.S. Government and government
            agencies                            331,456          2.9
           Foreign government                   298,105          2.6
           Domestic and foreign municipal     4,748,091         41.2
                                            ------------ ------------
                                              7,204,107         62.5
                                            ------------ ------------
               Total fixed maturities         8,457,124         73.4
                                            ------------ ------------
    Equities:
       Available for sale:
           Common stocks                        651,265          5.7
           Nonredeemable preferred stocks       234,435          2.0
                                            ------------ ------------
                                                885,700          7.7
       Trading, principally common stocks        43,236          0.4
                                            ------------ ------------
               Total equities                   928,936          8.1
                                            ------------ ------------
    Other invested assets                       180,963          1.6
    Short-term investment of funds received
     under securities loan agreements         1,629,990         14.1
    Short-term investments                       53,017          0.5
    Cash and cash equivalents                   271,691          2.3
                                            ------------ ------------
               Total investments and cash   $11,521,721        100.0 %
                                            ============ ============





            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Fixed maturities portfolio data:

                                   ------------ ------------ --------
     Ratings as of March 31, 2007:   Held to     Available
                                     Maturity     for Sale    Total
                                   ------------ ------------ --------

        Aaa                               11.9 %       55.0 %   66.9 %
        Aa                                 2.4         26.4     28.8
        A                                  0.5          3.1      3.6
        Baa                                  -          0.4      0.4
        Not rated                            -          0.3      0.3
                                   ------------ ------------ --------
            Total                         14.8 %       85.2 %  100.0 %
                                   ============ ============ ========

     Duration as of March 31,
      2007:                                5.8 years

Other investment data:

                                      Three Months Ended
                                           March 31,
                                   -------------------------
                                       2007         2006
                                   ------------ ------------

Pre-tax yield on fixed maturity
 portfolio (a)                             4.4 %        4.4 %

Effective tax rate on net
 investment income (b)                    17.5 %       17.0 %

(a) Represents annualized pre-tax net investment income from fixed maturities for the periods indicated divided by the average balance sheet carrying value of the fixed maturity portfolio for such periods.
(b) Represents the portion of income tax expense related to net investment income divided by net investment income.

Other Data:

                                   (Estimated)
                                    March 31,   December 31,
                                      2007         2006
                                   ------------ ------------
                                        (in thousands)

Statutory surplus of Transatlantic
 Reinsurance Company                $3,170,000   $3,059,483



    CONTACT: Transatlantic Holdings, Inc., New York
             Steven S. Skalicky, 212-770-2040